Exhibit 99.1

American Equity Investment Life Holding Company Announces Exchange for a Portion of Its Contingent Convertible Senior Notes and Announces Pricing of $52.2Million of Additional Contingent Convertible Senior Notes

WEST DES MOINES, Iowa, Dec 17, 2009 (BUSINESS WIRE) — American Equity Investment Life Holding Company (NYSE: AEL) announced today that it has entered into privately negotiated exchange agreements with several holders of its 5.25% Contingent Convertible Senior Notes due 2024. Pursuant to the exchange agreements, approximately $56.2 million in aggregate principal amount of the Company’s existing 5.25% Contingent Convertible Senior Notes will be exchanged for an equal principal amount of the Company’s new 5.25% Contingent Convertible Senior Notes due 2029. The new Contingent Convertible Senior Notes issuable in the transaction will have substantially the same terms as the existing notes, other than (1) the conversion price of the new Contingent Convertible Senior Notes will be $9.69 per share, (2) the cash dividend threshold amount of the new Contingent Convertible Senior Notes will be $0.08 per share annually, (3) holders of the new Contingent Convertible Senior Notes will have the right to require the Company to repurchase their new notes on each of December 15, 2014, December 15, 2019 and December 15, 2024, and (4) the Company will have the right to repurchase the new Contingent Convertible Senior Notes on or after December 15, 2014.

In addition to the exchanges, the Company privately placed an additional $52.2 million in aggregate principal amount of the new 5.25% Contingent Convertible Senior Notes due 2029. Net proceeds from this offering will be used for general corporate purposes, which may include, among other things, reduction of outstanding indebtedness and/or contribution to the capital and surplus of the Company’s principal operating subsidiary in support of its growth. Both the exchanges and the private placement are expected to close on December 22, 2009, subject to customary closing conditions.

The new Contingent Convertible Senior Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the new Contingent Convertible Senior Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the new Contingent Convertible Senior Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

Certain statements made in this press release may constitute forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,”

“anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward looking statements. Factors that may cause our actual results to differ from those contemplated by these forward looking statements can be found in the Company’s filings with the Securities and Exchange Commission including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward looking statements. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward looking statements made by us or on our behalf.

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of fixed annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities. The company’s headquarters are located at 6000 Westown Parkway, West Des Moines, Iowa 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa 50325.

American Equity Investment Life Holding Company
Wendy L. Carlson, 515-457-1824
Chief Executive Officer
wcarlson@american-equity.com
or
John M. Matovina, 515-457-1813
Chief Financial Officer
jmatovina@american-equity.com
or
Julie L. LaFollette, 515-273-3602
Director of Investor Relations
jlafollette@american-equity.com
or
Debra J. Richardson, 515-273-3551
Chief Administrative Officer
drichardson@american-equity.com